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                                                                    Exhibit 99.1

               NEXPRISE, INC. CHANGES NAME FROM VENTRO CORPORATION

MOUNTAIN VIEW, Calif.--(xxxx, 2002)--NexPrise, Inc., a leading provider of collaborative software solutions, announced today that is has changed its name from Ventro Corporation. Ventro acquired NexPrise in August 2001 and the name change reflects the complete integration of the two companies.

"NexPrise is a name that is well recognized by our target customers and has always been associated with innovative products and customer satisfaction," said Ted Drysdale, President, CEO, and Chairman of the Board of NexPrise.

Effective at the open of trading on the Nasdaq National Market, the Company's Nasdaq market symbol will be changed from "VNTR" to "NXPS."

ABOUT NEXPRISE

NexPrise, Inc. is a leading provider of collaborative software solutions that enable companies to manage key processes with their suppliers, partners, and customers. NexPrise's applications include solutions for quote management and program management. NexPrise is headquartered in Mountain View, California. For more information, please visit www.nexprise.com.

SAFE HARBOR STATEMENT

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, other than statements of historical information, are forward-looking statements and involve known and unknown risks and other factors which may cause the Company's actual results in future periods to differ materially from those expressed herein. Factors that could cause or contribute to such differences include, but are not limited to: the recent substantial change in our business model; our ability to develop a viable technology and service offering; our ability to retain current customers and secure new customers in a number of industries; our need to reduce operating expenses; our history of significant operating losses and negative cash flow; the risk that our common stock could be delisted from the Nasdaq National Market; the risks associated with litigation pending against us brought by shareholders and bondholders, as well as other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.


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FOR ADDITIONAL INFORMATION:

FOR MEDIA INQUIRIES:                           FOR NEXPRISE INVESTOR INQUIRIES:
Terri Pruett                                   Mary Magnani
NexPrise, Inc.                                 Thomson Financial/Carson
650-567-7789                                   415/617-2542
tpruett@nexprise.com                           mary.magnani@tfn.com